AMERICAN FINANCIAL GROUP, INC.

EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing with the Securities and Exchange Commission of the Annual Report of American Financial Group, Inc. (the "Company") on Form 10-K for the period ended December 31, 2007 (the "Report"), the undersigned officers of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)  The Report fully complies with the requirements of section 13(a)
     or 15(d) of the Securities Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of
     operations of the Company.

February 27, 2008 Date	BY: /s/S. Craig Lindner S. Craig Lindner Co-Chief Executive Officer

February 27, 2008 Date	BY: /s/Carl H. Lindner III Carl H. Lindner III Co-Chief Executive Officer

February 27, 2008 Date	BY: /s/Keith A. Jensen Keith A. Jensen Senior Vice President (principal financial and accounting officer)

A signed original of this written statement will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

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